POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned, American Century Variable Portfolios, Inc., hereinafter called the "Corporation", and certain directors and officers of the Corporation, do hereby constitute and appoint George A. Rio, David C. Tucker, Charles A. Etherington, David H. Reinmiller, Charles C.S. Park, Janet A. Nash, and Brian L. Brogan, and each of them individually, their true and lawful attorneys and agents to take any and all action and execute any and all instruments which said attorneys and agents may deem necessary or advisable to enable the Corporation to comply with the Securities Act of 1933 and/or the Investment Company Act of 1940, as amended, and any rules, regulations, orders, or other requirements of the United States Securities and Exchange Commission thereunder, in connection with the registration under the Securities Act of 1933 and/or the Investment Company Act of 1940, as amended, including specifically, but without limitation of the foregoing, power and authority to sign the name of the Corporation in its behalf and to affix its corporate seal, and to sign the names of each of such directors and officers in their capacities as indicated, to any amendment or supplement to the Registration Statement filed with the Securities and Exchange Commission under the Securities Act of 1933 and/or the Investment Company Act of 1940, as amended, and to any instruments or documents filed or to be filed as a part of or in connection with such Registration Statement; and each of the undersigned hereby ratifies and confirms all that said attorneys and agents shall do or cause to be done by virtue hereof.

            IN WITNESS WHEREOF, the Corporation has caused this Power to be executed by its duly authorized officers on this the 19th day of February, 1999.

                                      AMERICAN CENTURY VARIALBE PORTFOLIOS, INC.


                                      By: /s/GEORGE A. RIO
                                          GEORGE A. RIO, President


                               SIGNATURE AND TITLE


/s/ GEORGE A. RIO                                 /s/ ROBERT W. DOERING, M.D.
GEORGE A. RIO                                     ROBERT W. DOERING, M.D.
President, Principal Executive                    Director
and Principal Financial Officer


/s/ MARYANNE ROEPKE                               /s/ ANDREA C. HALL, PH.D.
MARYANNE ROEPKE                                   ANDREA C. HALL, PH.D.
Vice President and Treasurer                      Director


/s/ JAMES E. STOWERS, JR.                         /s/ DONALD H. PRATT
JAMES E. STOWERS, JR.                             DONALD H. PRATT
Director                                          Director


/s/ JAMES E. STOWERS III                          /s/ LLOYD T. SILVER
JAMES E. STOWERS III                              LLOYD T. SILVER
Director                                          Director


/s/ THOMAS A. BROWN                               /s/ M. JEANNINE STRANDJORD
THOMAS A. BROWN                                   M. JEANNINE STRANDJORD
Director                                          Director


Attest:
                                                  /s/ D.D. ("DEL") HOCK
                                                  D.D. ("DEL") HOCK
By: /s/ Paul Carrigan, Jr., Secretary             Director
        Paul Carrigan, Jr., Secretary